Exhibit 3.3

                      BYLAWS OF PENNICHUCK CORPORATION
                      --------------------------------

                                  ARTICLE I
                              PRINCIPAL OFFICE
                              ----------------

      The principal office of the Corporation shall be at Nashua in Hillsborough County in the State of New Hampshire.

                                 ARTICLE II
                                SHAREHOLDERS
                                ------------

      Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New Hampshire as the Board of Directors may designate.

      Section 2. Annual Meetings. A meeting of the shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held annually, at such time and on such date as the Board of Directors may designate.

      Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the laws of the State of New Hampshire, may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors and shall be called upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the principal office of the Corporation addressed to the Chairman of the Board, the President or the Secretary not less than sixty days before the date of the meeting.

      Section 4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the officers or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 5 of this Article II, with postage thereon prepaid. If a shareholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of such meeting to such shareholder shall be unnecessary. When a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting at which adjournment is taken. If a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given in the manner provided in this Section 4 to persons who are shareholders as of the new record date. A new record date shall be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the meeting or other date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the absence of a quorum at any meeting, or any adjournment thereof, the shareholders present, in person or by proxy, at such meeting shall have the power to adjourn the meeting from time to time, without further notice, until shareholders holding the requisite number of shares shall be so present. The shareholders present, in person or by proxy, at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 7. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Any proxy purporting on its face to have been executed by an attorney-in-fact for a shareholder, unless contested prior to its being voted, shall be conclusively presumed to have been duly authorized. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

      Section 8. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      Section 9. Voting of Shares in the Name of Two or More Persons. When ownership of shares of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such shares if a majority cannot agree.

      Section 10. Voting. Every shareholder entitled to vote at any meeting shall be entitled to cast one vote, in person or by proxy, for each share of stock held by the shareholder. Where title to a share or shares is held by two or more shareholders, such shares shall be voted at a meeting only if all such shareholders are present in person or by proxy and are in agreement as to how such shares shall be voted. Unless otherwise provided by law or in the Corporation's Articles of Incorporation or these Bylaws, a majority of votes cast by shareholders shall be determinative. An authorization of the shareholders for the sale, lease, exchange or other disposition of all of the property and assets, with or without the good will of the Corporation, not in the usual and regular course of business, shall require the affirmative vote of the holders of a two-thirds majority of the shares of the Corporation entitled to vote.

      Section 11. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, and on the request of a majority of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of such votes shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

      The duties of such inspectors shall include: determining the total outstanding number of shares of stock and the voting power of each share; the shares of stock represented at the meeting; the existence of a quorum; and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; and determining the result and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                 ARTICLE III
                           THE BOARD OF DIRECTORS
                           ----------------------

      Section 1. Number. The Board of Directors shall consist of a number of persons, not less than three nor more than thirteen, to be fixed from time to time by the Board of Directors.

      Section 2. Election. Directors shall be elected at the annual meeting of shareholders by a majority of those present, or represented by proxy, and voting. Any vacancy occurring in the Board of Directors in between annual meetings of the shareholders, due to death, resignation or any other cause including an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors. The remaining Directors may appoint a person to fill the vacancy until the next annual meeting of shareholders. All Directors shall be sworn to the faithful performance of their duties.

      Section 3. Qualification. No Director shall be required to be a shareholder of the Corporation. The President shall be a member of the Board of Directors. Directors shall hold office until their successors in office have been chosen and qualified. No Director shall be eligible for re-election as a Director of the Corporation after such Director shall have attained the age of 70; provided, however, that a majority of the disinterested members of the Board of Directors may waive such requirement upon a determination that the continued service of such a Director will be beneficial to the Corporation and its shareholders.

      Section 4. Removal. Any Director may be removed from office with or without cause by a vote of the holders of two-thirds of the shares entitled to vote at an annual meeting held inter alia for the purpose of electing Directors.

      Section 5. Regular Meetings. The Board of Directors shall hold regular meetings not less frequently than quarterly on such dates and at such times as the Board may designate. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders.

      Section 6. Special Meetings. Special meetings of the Board in lieu of or in addition to the regular meetings shall be held at such times as the Chairman of the Board, President or any four Directors may require.

      Section 7. Notice. Notice of regular and special meetings shall be sent by the Secretary or President, by mailing, a written notice of such meeting, at least five days prior to the day of the meeting, or by sending notice via electronic transmission, including facsimile or e-mail, at least forty-eight hours prior to the time of the meeting, or by delivering notice in hand or orally by telephone at least twenty-four hours prior to the time of the meeting. Any Director may waive notice of any meeting in writing filed with the Secretary. Notice of the annual meeting of the Board shall not be required.

      Section 8. Quorum. No less than a majority of Directors shall constitute a quorum for the transaction of business at the meetings of the Board, and the concurrence of a majority of those present at any meeting shall be necessary to give validity to any vote.

      Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or by a committee at a meeting may be taken without a meeting if written consent thereto, setting forth the action so taken, shall be signed by all of the Directors or by all of the members of the committee. The consent may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures.

      Section 10. Duties and Powers. The Board of Directors shall be vested with the management and direction of the affairs of the Corporation and shall have and exercise all the powers possessed by the Corporation so far as such delegation of authority is not inconsistent with the laws of the State of New Hampshire, the Articles of Incorporation and these Bylaws.

      Section 11. Executive Committee: Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from its members an Executive Committee and one or more other committees each of which, subject to the limitations of the laws of the State of New Hampshire, shall have and may exercise all of the authority of the Board to the extent provided in these Bylaws or in any such resolution.

      Section 12. Senior Directors. There shall be a class of Directors known as Senior Directors. Senior Directors, if any, shall be elected by the Directors each year at the annual meeting to fill such positions for the ensuing year and until their successors are duly qualified, or until their death, or until they shall resign or be removed by a vote of a majority of the full Board. Senior Directors shall be entitled to attend meetings of the Board of Directors with the privilege of speech, but they shall not vote.

                                 ARTICLE IV
                                  OFFICERS
                                  --------

      Section 1. Number. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as the Directors may, from time to time, determine. Two or more offices may be held by the same person.

      Section 2. Election. Each year at the annual meeting of the Board of Directors, the Directors shall determine the number of offices to be filled and shall elect officers to fill such positions for the ensuing year and until their successors are duly qualified, or until their death or until they shall resign or be removed in the manner hereinafter provided. Directors from time to time may fill any vacancy that may exist in any office and may elect such other officers as they may determine to be necessary to manage the affairs of the Corporation. Election or appointment of an officer, employee or agent, shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law and regulation, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article IV. All officers shall be sworn to the faithful performance of their duties. The Directors shall require fidelity bonds for all officers with authority to handle funds or sign checks.

      Section 3. Removal. The Board of Directors may at any time suspend the right of any officer to perform such officer's duties and may remove any officer with or without cause at any meeting of the Board by vote of a majority of the full Board, whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Duties and Powers. The duties of certain officers shall be as specified in this Section 4, as otherwise provided in these Bylaws, and as determined from time to time by the Board of Directors or the Chief Executive Officer.

            a. Chairman of the Board. The Chairman of the Board, if any, may be designated by the Directors as Chief Executive Officer of the Corporation. The Chairman of the Board, if any, shall preside at all meetings of the Board and shall exercise overall supervision of the officers and affairs of the Corporation.

            b. President. The President shall be the Chief Executive Officer of the Corporation if the Chairman is not so designated and shall have the general management of the affairs of the Corporation as far as they are not specifically regulated by the shareholders or the Directors, including the Chairman of the Board, if any. The President shall preside at all the meetings of the Board in the absence of the Chairman or if no Chairman shall have been designated by the Directors.

            c. Executive Vice President. A Vice President of the Corporation may be designated by the Board as Executive Vice President and in addition to the duties and powers provided in these Bylaws and otherwise delegated by the Board and the Chief Executive Officer, the Executive Vice President shall have the powers of the President during the absence or disability of the President.

            d. Treasurer. The Treasurer shall negotiate loans and receive and disburse all other funds of the Corporation, and, for this purpose, shall have authority to sign checks upon any account of the Corporation in any bank or similar type of institution. The Treasurer shall supervise the keeping of the accounts of the Corporation in books which shall be the property of the Corporation and shall cause to be prepared periodic statements of the financial condition of the Corporation and shall submit such statements to the Board.

            e. Secretary. The Secretary of the Corporation shall be a resident of the State of New Hampshire. The Secretary shall be registered with the Secretary of State of the State of New Hampshire as the registered agent. The Secretary shall record the proceedings of the meetings of shareholders and Directors showing the names of the persons present. The Secretary may give notice of all meetings of the shareholders and the Directors required by these Bylaws.

                                  ARTICLE V

                               INDEMNIFICATION
                               ---------------

      Section 1. Suits, etc., Other Than by or in the Right of the Corporation. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Suits, etc.. by or in the Right of the Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

      Section 3. Scope of Indemnification. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 above, or in defense of any claim, issue or matter based on Section 1 or 2 above, he shall be indemnified against expenses, including attorneys, fees, actually and reasonably incurred by him in connection therewith.

      Section 4. Determination of Indemnification. Any indemnification under
Section 1 or 2 above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 above. This determination shall be made:

            a. By the Board of Directors by a majority of vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding;

            b. By independent legal counsel in a written opinion if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs; or

            c. By the shareholders.

      Section 5. Payment of Expenses. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized in the manner provided in Section 4 above, upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay the amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

      Section 6. Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

      Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against this liability under the provisions of this section.

                                 ARTICLE VI
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS
                    -------------------------------------

      Section 1. Documents and Instruments. To the extent permitted by the laws of the State of New Hampshire, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Chairman of the Board, President, and Vice President or the Treasurer shall be authorized to execute contracts, deeds, leases and all other documents. Notwithstanding the foregoing, the Board of Directors may by special vote authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks. Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

      Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

                                 ARTICLE VII
          CERTIFICATES FOR SHARES AND THEIR TRANSFERS; RESTRICTIONS
          ---------------------------------------------------------

      Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Corporation authorized by the Board of Directors, attested by the Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

      Section 3. Restrictions. All certificates shall bear a legend giving appropriate notice of any restrictions on sale or other pertinent matters.

                                ARTICLE VIII
                      PURCHASE OF SHARES; DISTRIBUTION
                      --------------------------------
                             OF CAPITAL SURPLUS
                             ------------------

      Subject to the provisions of Article IV of the Articles of Incorporation and any other restrictions imposed by law, the Board of Directors may purchase the shares of the Corporation out of unreserved and unrestricted earned surplus and capital surplus of the Corporation available for that purpose and may distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property.

                                 ARTICLE IX
                          FISCAL YEAR; ANNUAL AUDIT
                          -------------------------

      The fiscal year of the Corporation shall be the calendar year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                                  ARTICLE X

               INSPECTION OF BOOKS AND RECORDS BY SHAREHOLDERS
               -----------------------------------------------

      The shareholders of the Corporation shall have such right to inspect and copy the books and records of the Corporation as is provided by the New Hampshire Business Corporation Act, N.H. RSA 293-A, or any successor thereto, exercise of which right shall be subject to compliance with all notice or other requirements set forth therein, and subject to payment of reasonable copying or other fees as may be provided therein.

                                 ARTICLE XI
                                  DIVIDENDS
                                  ---------

      Subject to the laws of the State of New Hampshire, the Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock.

                                 ARTICLE XII
                               CORPORATE SEAL
                               --------------

      The Board of Directors shall provide a corporate seal upon which the name of the Corporation, the year of incorporation and an emblem may appear.

                                ARTICLE XIII
                                 AMENDMENTS
                                 ----------

      These Bylaws may be amended at any time by a majority of the full Board of Directors subject to repeal or change only by a vote of the holders of two-thirds of the shares entitled to vote at a meeting expressly called for that purpose, unless any shares of any class entitled to vote as a class are outstanding, in which event the authorization shall require the vote of the holders of two-thirds of the shares of each such class and of the total shares entitled to vote.




      These Bylaws reflect amendments voted by the Board of Directors on September 28, 1984; October 31, 1984; March 7, 1986; April 21, 1995; June 9,
1995; January 12, 2001; June 1, 2001; November 15, 2002; and November 22,
2002.


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